Exhibit 99.1

395 de Maisonneuve Blvd. West Montreal, QC H3A 1L6

TICKER SYMBOL	INVESTOR RELATIONS	CORPORATE COMMUNICATIONS
(NYSE: UFS) (TSX: UFS)	Nicholas Estrela Manager Investor Relations Tel.: 514-848-5555 x 85979	David Struhs Vice-President Corporate Communications and Sustainability Tel.: 803-802-8031

DOMTAR CORPORATION REPORTS PRELIMINARY FIRST QUARTER 2014 FINANCIAL RESULTS

First quarter financial performance impacted by adverse weather conditions

(All financial information is in U.S. dollars, and all earnings per share results are diluted, unless otherwise noted.)

•	First quarter 2014 net earnings of $1.20 per share, earnings before items[1] of $1.29 per share
•	Implemented price increases for pulp and a wide range of paper products
•	Weather-related issues led to additional costs of $22 million

Montreal, April 24, 2014 – Domtar Corporation (NYSE: UFS) (TSX: UFS) today reported net earnings of $39 million ($1.20 per share) for the first quarter of 2014 compared to net earnings of $65 million ($2.00 per share) for the fourth quarter of 2013 and net earnings of $45 million ($1.29 per share) for the first quarter of 2013. Sales for the first quarter of 2014 were $1,394 million.

Excluding items listed below, the Company had earnings before items1 of $42 million ($1.29 per share) for the first quarter of 2014 compared to earnings before items1 of $68 million ($2.09 per share) for the fourth quarter of 2013 and earnings before items1 of $33 million ($0.95 per share) for the first quarter of 2013.

First quarter 2014 items:

•	Closure and restructuring costs of $1 million ($1 million after tax); and

•	Negative impact of purchase accounting of $3 million ($2 million after tax).

Fourth quarter 2013 items:

•	Net gain on sale of property, plant and equipment and business of $5 million ($4 million after tax); and

•	Charge of $7 million ($7 million after tax) for impairment of property, plant and equipment.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

1/12

First quarter 2013 items:

•

Conversion of $26 million ($18 million after tax) of alternative fuel tax credits into cellulosic biofuel producer income tax credits of $55 million ($33 million after tax) resulting in a net gain after tax of $15 million;

•	Charge of $10 million ($7 million after tax) related to the impairment and write-down of property, plant and equipment;

•	Gain on the sale of property, plant and equipment of $10 million ($6 million after tax); and

•	Premium paid and costs related to the debt repurchase of $3 million ($2 million after tax).

Commenting on the first quarter results, John D. Williams, President and Chief Executive Officer, said, “Severe winter weather across much of the eastern part of North America negatively impacted some of our pulp and paper operations. In particular, our mills experienced greater than normal energy and fiber costs and reduced productivity. Nonetheless, we benefited from higher pulp and paper prices with the successful implementation of price increases.”

Mr. Williams added, “The integration of Indas is progressing well and the business performed in line with our expectations in the first quarter. I am pleased with the progress made so far in our Personal Care division, despite some erosion of sales in our baby diaper business. We are well underway with our adult incontinence organic growth plan and our teams are moving fast in the deployment of new machinery to begin manufacturing product-for-sale by the end of the fourth quarter. We are bringing new production online to provide the capacity and the product mix required to better serve our targeted customers.”

QUARTERLY REVIEW

Operating income before items1 was $83 million in the first quarter of 2014 compared to an operating income before items1 of $95 million in the fourth quarter of 2013. Depreciation and amortization totaled $99 million in the first quarter of 2014.

(In millions of dollars)	1Q 2014	4Q 2013
Sales	$1,394	$1,359
Operating income (loss)
Pulp and Paper segment	69	75
Personal Care segment	15	9
Corporate	(5)	9

Total	79	93
Operating income before items[1]	83	95
Depreciation and amortization	99	95

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

2/12

The decrease in operating income before items1 in the first quarter of 2014 was the result of higher fiber, energy and other costs, lower volumes for pulp and paper and higher selling, general and administrative expenses. These factors were partially offset by higher average selling prices for paper and pulp, the addition of Indas and a favorable exchange rate.

When compared to the fourth quarter of 2013, manufactured paper shipments decreased 1.6% and pulp shipments decreased 15.6%. The shipments-to-production ratio for paper was 100% in the first quarter of 2014, compared to 100% in the fourth quarter of 2013. Paper inventories decreased by 4,000 tons while pulp inventories increased by 13,000 metric tons at the end of March compared to December levels.

LIQUIDITY AND CAPITAL

Cash flow provided from operating activities amounted to $141 million and capital expenditures were $45 million, resulting in free cash flow1 of $96 million for the first quarter of 2014. Following the completion of our acquisition of Indas on January 2, 2014, Domtar’s net debt-to-total capitalization ratio1 stood at 33% at March 31, 2014 compared to 24% at December 31, 2013.

OUTLOOK

Price realizations in paper are expected to further improve from the first quarter as a result of recently announced price increases while our volumes are expected to remain relatively stable and input costs are expected to return to more normal levels for the remainder of the year. The second quarter is expected to be affected by seasonally higher maintenance activity. Personal Care will continue to benefit from the recent acquisition of Indas and the addition of the new production lines towards the end of the year.

EARNINGS CONFERENCE CALL

The Company will hold a conference call today at 10:00 a.m. (ET) to discuss its first quarter 2014 financial results. Financial analysts are invited to participate in the call by dialing 1 (866) 321-8231 (toll free – North America) or 1 (416) 642-5213 (International) at least 10 minutes before start time, while media and other interested individuals are invited to listen to the live webcast on the Domtar Corporation website at www.domtar.com.

A replay will be available by dialing 1 (888) 203-1112 (North America) or 1 (647) 436-0148 (International) using access code 5674179 until May 8, 2014.

The Company will hold its 2014 Annual Meeting of Stockholders on Wednesday, April 30, 2014 at 9:00 a.m. (ET) at the Montreal Museum of Fine Arts, Claire and Marc Bourgie Pavilion, 1339 Sherbrooke Street West, Montreal, Quebec. The Company will release its second quarter 2014 earnings on July 24, 2014 before markets open, followed by a conference call at 10:00 a.m. (ET) to discuss results. The date is tentative and will be confirmed approximately three weeks prior to the official earnings release date.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

3/12

About Domtar

Domtar Corporation (NYSE: UFS) (TSX: UFS) designs, manufactures, markets and distributes a wide variety of fiber-based products including communication papers, specialty and packaging papers and absorbent hygiene products. The foundation of its business is a network of world class wood fiber converting assets that produce papergrade, fluff and specialty pulps. The majority of its pulp production is consumed internally to manufacture paper and consumer products. Domtar is the largest integrated marketer of uncoated freesheet paper in North America with recognized brands such as Cougar®, Lynx® Opaque Ultra, Husky® Opaque Offset, First Choice® and Domtar EarthChoice®. Domtar is also a leading marketer and producer of a broad line of incontinence care products marketed primarily under the Attends®, IncoPack and Indasec® brand names as well as baby diapers. In 2013, Domtar had sales of US$5.4 billion from some 50 countries. The Company employs approximately 10,000 people. To learn more, visit www.domtar.com.

Forward-Looking Statements

Statements in this release about our plans, expectations and future performance, including the statements by Mr. Williams and those contained under “Outlook,” are “forward-looking statements.” Actual results may differ materially from those suggested by these statements for a number of reasons, including changes in customer demand and pricing, changes in manufacturing costs, future acquisitions and divestitures, including facility closings, and the other reasons identified under “Risk Factors” in our Form 10-K for 2013 as filed with the SEC and as updated by subsequently filed Form 10-Q’s. Except to the extent required by law, we expressly disclaim any obligation to update or revise these forward-looking statements to reflect new events or circumstances or otherwise.

4/12

Domtar Corporation

Highlights

(In millions of dollars, unless otherwise noted)

	Three months ended March 31 2014	Three months ended March 31 2013
	(Unaudited)
	$	$
Selected Segment Information
Sales
Pulp and Paper	1,168	1,238
Personal Care	233	111

Total for reportable segments	1,401	1,349
Intersegment sales – Pulp and Paper	(7)	(4)

Consolidated sales	1,394	1,345

Depreciation and amortization and impairment and write-down of property, plant and equipment
Pulp and Paper	83	89
Personal Care	16	6

Total for reportable segments	99	95
Impairment and write-down of property, plant and equipment – Pulp and Paper	—	10

Consolidated depreciation and amortization and impairment and write-down of property, plant and equipment	99	105

Operating income (loss)
Pulp and Paper	69	38
Personal Care	15	13
Corporate	(5)	(2)

Consolidated operating income	79	49
Interest expense, net	25	25

Earnings before income taxes and equity loss	54	24
Income tax expense (benefit)	15	(22)
Equity loss, net of taxes	—	1

Net earnings	39	45

Per common share (in dollars)
Net earnings
Basic	1.20	1.29
Diluted	1.20	1.29
Weighted average number of common and exchangeable shares outstanding (millions)
Basic	32.5	34.8
Diluted	32.6	34.9

Cash flows provided from operating activities	141	63
Additions to property, plant and equipment	45	56

5/12

Domtar Corporation

Consolidated Statements of Earnings

(In millions of dollars, unless otherwise noted)

	Three months ended March 31 2014	Three months ended March 31 2013
	(Unaudited)
	$	$
Sales	1,394	1,345
Operating expenses
Cost of sales, excluding depreciation and amortization	1,103	1,082
Depreciation and amortization	99	95
Selling, general and administrative	114	91
Impairment and write-down of property, plant and equipment	—	10
Closure and restructuring costs	1	—
Other operating (income) loss, net	(2)	18

	1,315	1,296

Operating income	79	49
Interest expense, net	25	25

Earnings before income taxes and equity loss	54	24
Income tax expense (benefit)	15	(22)
Equity loss, net of taxes	—	1

Net earnings	39	45

Per common share (in dollars)
Net earnings
Basic	1.20	1.29
Diluted	1.20	1.29
Weighted average number of common and exchangeable shares outstanding (millions)
Basic	32.5	34.8
Diluted	32.6	34.9

6/12

Domtar Corporation

Consolidated Balance Sheets at

(In millions of dollars)

	March 31 2014	December 31 2013
	(Unaudited)
	$	$
Assets
Current assets
Cash and cash equivalents	130	655
Receivables, less allowances of $7 and $4	688	601
Inventories	720	685
Prepaid expenses	24	23
Income and other taxes receivable	52	61
Deferred income taxes	45	52

Total current assets	1,659	2,077
Property, plant and equipment, at cost	8,892	8,883
Accumulated depreciation	(5,616)	(5,594)

Net property, plant and equipment	3,276	3,289
Goodwill	655	369
Intangible assets, net of amortization	655	407
Other assets	131	136

Total assets	6,376	6,278

Liabilities and shareholders’ equity
Current liabilities
Bank indebtedness	8	15
Trade and other payables	718	673
Income and other taxes payable	24	17
Long-term debt due within one year	15	4

Total current liabilities	765	709
Long-term debt	1,490	1,510
Deferred income taxes and other	991	923
Other liabilities and deferred credits	359	354
Shareholders’ equity
Exchangeable shares	32	44
Additional paid-in capital	2,014	1,999
Retained earnings	825	804
Accumulated other comprehensive loss	(100)	(65)

Total shareholders’ equity	2,771	2,782

Total liabilities and shareholders’ equity	6,376	6,278

7/12

Domtar Corporation

Consolidated Statements of Cash Flows

(In millions of dollars)

	Three months ended March 31 2014	Three months ended March 31 2013
	(Unaudited)
	$	$
Operating activities
Net earnings	39	45
Adjustments to reconcile net earnings to cash flows provided from operating activities
Depreciation and amortization	99	95
Deferred income taxes and tax uncertainties	—	1
Impairment and write-down of property, plant and equipment	—	10
Net gains on disposals of property, plant and equipment	—	(10)
Stock-based compensation expense	1	1
Equity loss, net	—	1
Other	3	(1)
Changes in assets and liabilities, excluding the effects of acquisition of business
Receivables	9	(53)
Inventories	(14)	(1)
Prepaid expenses	3	(2)
Trade and other payables	(23)	(8)
Income and other taxes	20	(18)
Difference between employer pension and other post-retirement contributions and pension and other post-retirement expense	(2)	5
Other assets and other liabilities	6	(2)

Cash flows provided from operating activities	141	63

Investing activities
Additions to property, plant and equipment	(45)	(56)
Proceeds from disposals of property, plant and equipment	—	9
Acquisition of business, net of cash acquired	(546)	—
Investment in joint venture	—	(1)

Cash flows used for investing activities	(591)	(48)

Financing activities
Dividend payments	(18)	(16)
Net change in bank indebtedness	(8)	(5)
Change in revolving bank credit facility and other borrowings	(48)	—
Repayment of long-term debt	—	(95)
Stock repurchase	—	(47)
Other	1	1

Cash flows used for financing activities	(73)	(162)

Net decrease in cash and cash equivalents	(523)	(147)
Impact of foreign exchange on cash	(2)	(1)
Cash and cash equivalents at beginning of period	655	661

Cash and cash equivalents at end of period	130	513

Supplemental cash flow information
Net cash payments for:
Interest (including $2 million of tender offer premiums in 2013)	22	12
Income taxes (refund) paid	(1)	1

8/12

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization.” Management believes that the financial metrics presented are frequently used by investors and are useful to evaluate our ability to service debt and our overall credit profile. Management believes these metrics are also useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates “Earnings before items” and “EBITDA before items” by excluding the after-tax (pre-tax) effect of items considered by management as not reflecting our current operations. Management uses these measures, as well as EBITDA and Free cash flow, to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Net earnings provides for a more complete analysis of the results of operations. Net earnings and Cash flow provided from operating activities are the most directly comparable GAAP measures.

			2014	2013
			Q1	Q1	Q2	Q3	Q4	YTD
Reconciliation of “Earnings before items” to Net earnings (loss)
	Net earnings (loss)	($)	39	45	(46)	27	65	91
(+)	Impairment and write-down of property, plant and equipment	($)	—	7	3	—	7	17
(+)	Closure and restructuring costs	($)	1	—	13	—	—	13
(-)	Net (gains) losses on disposals of property, plant and equipment and business	($)	—	(6)	—	12	(4)	2
(+)	Impact of purchase accounting	($)	2	—	—	2	—	2
(+)	Reversal of alternative fuel tax credits	($)	—	18	—	—	—	18
(-)	Cellulosic biofuel producer credits	($)	—	(33)	—	—	—	(33)
(+)	Loss on repurchase of long-term debt	($)	—	2	—	—	—	2
(+)	Weston litigation settlement	($)	—	—	46	—	—	46
(=)	Earnings before items	($)	42	33	16	41	68	158
(/)	Weighted avg. number of common and exchangeable shares outstanding (diluted)	(millions)	32.6	34.9	33.4	32.8	32.5	33.4
(=)	Earnings before items per diluted share	($)	1.29	0.95	0.48	1.25	2.09	4.73

Reconciliation of “EBITDA” and “EBITDA before items” to Net earnings (loss)
	Net earnings (loss)	($)	39	45	(46)	27	65	91
(+)	Equity loss, net of taxes	($)	—	1	—	—	—	1
(+)	Income tax expense (benefit)	($)	15	(22)	(5)	1	6	(20)
(+)	Interest expense, net	($)	25	25	21	21	22	89
(=)	Operating income (loss)	($)	79	49	(30)	49	93	161
(+)	Depreciation and amortization	($)	99	95	93	93	95	376
(+)	Impairment and write-down of property, plant and equipment	($)	—	10	5	—	7	22
(-)	Net (gains) losses on disposals of property, plant and equipment and business	($)	—	(10)	—	19	(5)	4
(=)	EBITDA	($)	178	144	68	161	190	563
(/)	Sales	($)	1,394	1,345	1,312	1,375	1,359	5,391
(=)	EBITDA margin	(%)	13%	11%	5%	12%	14%	10%
	EBITDA	($)	178	144	68	161	190	563
(+)	Reversal of alternative fuel tax credits	($)	—	26	—	—	—	26
(+)	Closure and restructuring costs	($)	1	—	18	—	—	18
(+)	Impact of purchase accounting	($)	3	—	—	2	—	2
(+)	Weston litigation settlement	($)	—	—	49	—	—	49
(=)	EBITDA before items	($)	182	170	135	163	190	658
(/)	Sales	($)	1,394	1,345	1,312	1,375	1,359	5,391
(=)	EBITDA margin before items	(%)	13%	13%	10%	12%	14%	12%

Reconciliation of “Free cash flow” to Cash flow provided from operating activities
	Cash flow provided from operating activities	($)	141	63	120	104	124	411
(-)	Additions to property, plant and equipment	($)	(45)	(56)	(62)	(62)	(62)	(242)
(=)	Free cash flow	($)	96	7	58	42	62	169

“Net debt-to-total capitalization” computation
	Bank indebtedness	($)	8	13	2	6	15
(+)	Long-term debt due within one year	($)	15	8	7	6	4
(+)	Long-term debt	($)	1,490	1,104	1,102	1,102	1,510
(=)	Debt	($)	1,513	1,125	1,111	1,114	1,529
(-)	Cash and cash equivalents	($)	(130)	(513)	(432)	(191)	(655)
(=)	Net debt	($)	1,383	612	679	923	874
(+)	Shareholders’ equity	($)	2,771	2,842	2,652	2,681	2,782
(=)	Total capitalization	($)	4,154	3,454	3,331	3,604	3,656
	Net debt	($)	1,383	612	679	923	874
(/)	Total capitalization	($)	4,154	3,454	3,331	3,604	3,656
(=)	Net debt-to-total capitalization	(%)	33%	18%	20%	26%	24%

“Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Net earnings, Operating income or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

9/12

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures – By Segment 2014

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”), financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of items considered by management as not reflecting our ongoing operations. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Operating income (loss) provides for a more complete analysis of the results of operations. Operating income (loss) by segment is the most directly comparable GAAP measure.

			Pulp and Paper					Personal Care (1)					Corporate					Total
			Q1’14	Q2’14	Q3’14	Q4’14	YTD	Q1’14	Q2’14	Q3’14	Q4’14	YTD	Q1’14	Q2’14	Q3’14	Q4’14	YTD	Q1’14	Q2’14	Q3’14	Q4’14	YTD
Reconciliation of Operating income (loss) to “Operating income (loss) before items”
	Operating income (loss)	($)	69	—	—	—	69	15	—	—	—	15	(5)	—	—	—	(5)	79	—	—	—	79
(+)	Closure and restructuring costs	($)	—	—	—	—	—	1	—	—	—	1	—	—	—	—	—	1	—	—	—	1
(+)	Impact of purchase accounting	($)	—	—	—	—	—	3	—	—	—	3	—	—	—	—	—	3	—	—	—	3
(=)	Operating income (loss) before items	($)	69	—	—	—	69	19	—	—	—	19	(5)	—	—	—	(5)	83	—	—	—	83

Reconciliation of “Operating income (loss) before items” to “EBITDA before items”
	Operating income (loss) before items	($)	69	—	—	—	69	19	—	—	—	19	(5)	—	—	—	(5)	83	—	—	—	83
(+)	Depreciation and amortization	($)	83	—	—	—	83	16	—	—	—	16	—	—	—	—	—	99	—	—	—	99
(=)	EBITDA before items	($)	152	—	—	—	152	35	—	—	—	35	(5)	—	—	—	(5)	182	—	—	—	182
(/)	Sales	($)	1,168	—	—	—	1,168	233	—	—	—	233	—	—	—	—	—	1,401	—	—	—	1,401
(=)	EBITDA margin before items	(%)	13%	—	—	—	13%	15%	—	—	—	15%	—	—	—	—	—	13%	—	—	—	13%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

(1)	On January 2, 2014, the Company acquired 100% of the shares of Laboratorios Indas, S.A.U. in Spain.

10/12

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures – By Segment 2013

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”), financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of items considered by management as not reflecting our ongoing operations. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Operating income (loss) provides for a more complete analysis of the results of operations. Operating income (loss) by segment is the most directly comparable GAAP measure.

					Pulp and Paper (1)					Personal Care (2)					Corporate					Total
					Q1’13	Q2’13	Q3’13	Q4’13	YTD	Q1’13	Q2’13	Q3’13	Q4’13	YTD	Q1’13	Q2’13	Q3’13	Q4’13	YTD	Q1’13	Q2’13	Q3’13	Q4’13	YTD
Reconciliation of Operating income (loss) to “Operating income (loss) before items”
	Operating income (loss)	($	)		38	16	42	75	171	13	10	11	9	43	(2)	(56)	(4)	9	(53)	49	(30)	49	93	161
(+)	Impairment and write-down of property, plant and equipment	($	)		10	5	—	5	20	—	—	—	2	2	—	—	—	—	—	10	5	—	7	22
(-)	Net (gain) loss on disposal of property, plant and equipment and business	($	)		(10)	—	19	1	10	—	—	—	—	—	—	—	—	(6)	(6)	(10)	—	19	(5)	4
(+)	Reversal of alternative fuel tax credits	($	)		26	—	—	—	26	—	—	—	—	—	—	—	—	—	—	26	—	—	—	26
(+)	Weston litigation settlement	($	)		—	—	—	—	—	—	—	—	—	—	—	49	—	—	49	—	49	—	—	49
(+)	Closure and restructuring costs	($	)		—	10	—	—	10	—	2	—	—	2	—	6	—	—	6	—	18	—	—	18
(+)	Impact of purchase accounting	($	)		—	—	—	—	—	—	—	2	—	2	—	—	—	—	—	—	—	2	—	2
(=)	Operating income (loss) before items	($	)		64	31	61	81	237	13	12	13	11	49	(2)	(1)	(4)	3	(4)	75	42	70	95	282

Reconciliation of “Operating income (loss) before items” to “EBITDA before items”
	Operating income (loss) before items	($	)		64	31	61	81	237	13	12	13	11	49	(2)	(1)	(4)	3	(4)	75	42	70	95	282
(+)	Depreciation and amortization	($	)		89	87	84	85	345	6	6	9	10	31	—	—	—	—	—	95	93	93	95	376
(=)	EBITDA before items	($	)		153	118	145	166	582	19	18	22	21	80	(2)	(1)	(4)	3	(4)	170	135	163	190	658
(/)	Sales	($	)		1,238	1,208	1,204	1,193	4,843	111	108	175	172	566	—	—	—	—	—	1,349	1,316	1,379	1,365	5,409
(=)	EBITDA margin before items		(	%)	12%	10%	12%	14%	12%	17%	17%	13%	12%	14%	—	—	—	—	—	13%	10%	12%	14%	12%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

(1)	On May 31, 2013, the Company acquired Xerox’s paper print and media product’s assets in the United States and Canada.

(2)	On July 1, 2013, the Company acquired 100% of the shares of Associated Hygiene Products LLC.

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Domtar Corporation

Supplemental Segmented Information

(In millions of dollars, unless otherwise noted)

		2014	2013
		Q1	Q1	Q2	Q3	Q4	YTD
Pulp and Paper Segment
Sales	($)	1,168	1,238	1,208	1,204	1,193	4,843
Operating income	($)	69	38	16	42	75	171
Depreciation and amortization	($)	83	89	87	84	85	345
Impairment and write-down of property, plant and equipment	($)	—	10	5	—	5	20
Papers
Papers Production	(‘000 ST)	801	793	829	814	810	3,246
Papers Shipments – Manufactured	(‘000 ST)	804	828	801	814	817	3,260
Communication Papers	(‘000 ST)	678	706	676	694	701	2,777
Specialty and Packaging	(‘000 ST)	126	122	125	120	116	483
Paper Shipments – Sourced from 3rd parties	(‘000 ST)	50	83	85	73	41	282
Paper Shipments – Total	(‘000 ST)	854	911	886	887	858	3,542
Pulp
Pulp Shipments(a)	(‘000 ADMT)	318	372	344	352	377	1,445
Hardwood Kraft Pulp	(%)	12%	17%	14%	14%	14%	15%
Softwood Kraft Pulp	(%)	58%	56%	57%	59%	57%	57%
Fluff Pulp	(%)	30%	27%	29%	27%	29%	28%
Personal Care Segment
Sales	($)	233	111	108	175	172	566
Operating income	($)	15	13	10	11	9	43
Depreciation and amortization	($)	16	6	6	9	10	31
Impairment and write-down of property, plant and equipment	($)	—	—	—	—	2	2
Average Exchange Rates	$US / $CAN	1.103	1.009	1.023	1.039	1.050	1.030
	$CAN / $US	0.906	0.991	0.977	0.963	0.953	0.971
	€EUR / $US	1.370	1.320	1.306	1.325	1.362	1.328

(a)	Figures are gross of market pulp purchased from other producers on the open market for some of our paper making operations. Pulp Shipments represent the amount of pulp produced in excess of our internal requirement.

Note: the term “ST” refers to a short ton and the term “ADMT” refers to an air dry metric ton.

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